NEW BRUNSWICK SCIENTIFIC CO., INC.
           P.O. Box 4005 - 44 Talmadge Road - Edison, NJ 08818-4005 U.S.A.




INVESTOR CONTACTS:

Thomas Bocchino                           Matthew J. Dennis, CFA
Vice President, Finance and Treasurer     NBS Investor Relations
New Brunswick Scientific Co., Inc.        Clear Perspective Group, LLC
732.650.2500                              732.226.3030
tbocchino@nbsc.com                        mdennis@cpg-llc.com
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                          FOR IMMEDIATE RELEASE
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       NEW BRUNSWICK SCIENTIFIC APPOINTS WILLIAM MURPHY TO BOARD


EDISON, NEW JERSEY, FEBRUARY 12, 2007-New Brunswick Scientific Co., Inc. (NBS) (NASDAQ: NBSC), a leading provider of a comprehensive line of research equipment and scientific instrumentation for use in the life science industry, announced the election of William J. Murphy to its Board of Directors, effective February 9, 2007.

Murphy, 62, a certified public accountant with extensive financial experience, will serve on the Company's Audit Committee and has been designated its Financial Expert. From 1997 to 2005, Murphy held several positions with Computer Horizons Corp., a Nasdaq-listed information services company, initially as executive vice president and chief financial officer, and from March 2003 until October 2005, as president and chief executive officer. From 1980 to 1997, he was employed by the accounting firm of Grant Thornton LLP, where he was most recently partner in charge of its New Jersey Practice. Prior to joining Grant Thornton, he served as a senior audit manager for accounting firm Price Waterhouse.

Murphy is a member of the New Jersey State Society of CPAs, the American Institute of Certified Public Accountants and the Financial Executives
International. He also serves on the board of directors of the Commerce and Industry Association of New Jersey, a not-for-profit pro-business organization, and NYSE-listed Bradley Pharmaceuticals, Inc.

This appointment of Murphy as independent director to the NBS Board brings the total number of directors to nine, returning the Company to compliance with Nasdaq Marketplace Rule 4350(d)(2), requiring that the Audit Committee be composed of at least three independent directors. The Board vacancy was created by the untimely death of director Joel Jaffe on October 8, 2006.

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ABOUT PLACESTATENEW BRUNSWICK SCIENTIFIC
New Brunswick Scientific Co., Inc., is a leading global innovator providing a comprehensive line of equipment and instrumentation for the life science industry. The Company's products are used in the creation, maintenance and control of physical and biochemical environments required for the growth, detection and storage of microorganisms for medical, biological and chemical applications, environmental research and commercial products. Established in 1946, the Company is headquartered in Edison, New Jersey, with sales and distribution facilities located in the United States, Europe and Asia. For more information, please visit www.nbsc.com .
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This  document  contains  "forward-looking statements" within the meaning of the
Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of the Company. The forward-looking statements include a number of risks and uncertainties, which are detailed in Part I, Item 1A, "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2005, and other risk factors identified herein or from time to time in our periodic filings with the Securities and Exchange Commission. Forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these expectations and assumptions due to changes in global political, economic, business, competitive, market, regulatory and other factors. The Company undertakes no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

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